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                                                                     EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 (Nos. 333-02377, 333-11817, and 33-27814) and Form S-8 (Nos. 333-41089, 333-28507, 333-17363, 333-13207,
333-13205, 333-02363, 2-87392, 33-23306, 33-35928, 33-53454, 33-55257,
33-56269, and 33-65467) of Union Planters Corporation of our report dated January 15, 1998, except as to Note 2 which is as of March 3, 1998, appearing on page 41 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.





/s/PRICE WATERHOUSE LLP
Memphis, Tennessee
March 17, 1998